Exhibit 10.4


    MILACRON INC. 1997 Long-Term Incentive Plan, As Amended



Section 1. GENERAL PROVISIONS

1.1 Purposes



The purposes of the 1997 Long-Term Incentive Plan
(the "Plan") of Milacron  Inc. (the "Company")  are
to  promote  the interests  of the
Company and its shareowners by (i)  helping  to
attract  and  retain  individuals of  outstanding
ability;  (ii) strengthening the Company's
capability to develop,  maintain  and direct   a
competent  management  team;  (iii)  motivating key
employees  by  means  of  performance-related
incentives;   (iv) providing incentive
compensation  opportunities   which are competitive
with those of other major corporations; and (v) enabling such individuals to participate in the long-term growth and financial success of the Company.

1.2 Definitions

"Affiliate"- means any corporation or other entity which is not a Subsidiary but as to which the Company possesses a direct or indirect ownership interest and has power to exercise management control.

"Award"- means a Stock Option grant, a Restricted
Stock grant and/or a Performance Share Grant under the Plan.

"Board of Directors"- means the board of directors of the Company.

"Code"- means the Internal Revenue Code of 1986, as it may be amended from time to time.

"Committee"-   means   those  members  of   the
Personnel   and Compensation Committee of the Board
of Directors who qualify as "Non-Employee Directors" pursuant to Rule 16b-3(b)(3) issued under the Exchange
Act and who qualify as outside directors pursuant to Code Section 162(m) and any regulations issued thereunder.

"Common Stock"- means the common shares of the Company.

"Corporation"- means the Company, its divisions, Subsidiaries and Affiliates.

"Director"- means a member of the Board of Directors of the Company.

"Disability  Date"-  means the date on  which  a
Participant  is deemed   disabled  under  the
employee benefit plans of the Corporation applicable to the Participant.

"Earnings   Per  Share"-  shall  mean  earnings
from continuing operations before extraordinary items and cumulative effect of changes in methods of accounting, but including or excluding any income or expense items which, in the opinion of the Committee, are properly includable or excludable in the determination of earnings within the intent of the Plan, reduced by the preferred dividend requirement, divided by the number of common share used to calculate "basic earnings per share" as that term is defined in Statement of Financial Accounting Standards No. 128.
In the event that generally accepted accounting principles for the calculation of Earnings Per
Share change during the  term  of  a Performance
Period, the number of common shares used to calculate Earnings Per Share at the beginning and end of the Performance Period shall be determined by a method, to be chosen at the Committee's discretion, which shall be applied consistently throughout the Performance Period.

"Employee"- means any salaried employee of the Corporation.

"Exchange Act" - means the Securities Exchange Act of 1934, as amended.

"Fair Market Value"- means the average of the high and low prices of the Common Stock on the date on which it is to be valued hereunder, as reported for New York Stock Exchange-Composite Transactions, or if there were no sales of Common Stock on that day, the next preceding day on which there were sales.

"Incentive Stock Options"- means Stock Options which constitute "incentive stock options" under
Section 422 (or any successor section) of the Code.

"Initial Performance Period"- shall mean the Performance Period beginning December 29, 1996.

"Non-Employee  Director"-  means  a  Director  who
is  not   an Employee.

"Non-Qualified Stock Options" means Stock Options which do not constitute Incentive Stock Options.

"Participant"-  means  an  Employee  who  is
selected  by   the Committee to receive an Award
under the Plan.

"Performance Cycle"- means a fiscal year of the Company in which this Plan is in effect.

"Performance Period"- shall mean the three year period following the beginning of the fiscal year in which the Performance Share Grant is awarded.

"Performance Share Grant"- shall mean a number of shares of Restricted Stock granted to the Participant at the beginning of a Performance
Period that ranges from 20% to 100%, as determined by the Committee, of the Participant's base earnings during the year of award divided by the average of the closing prices per share of Common
Stock during the month immediately preceding the Performance Period.

"Performance Share Multiple"- shall mean a percentage of 0%, 100%, 150% or 200% which, when multiplied by the Performance Share Grant, results in the final number of Performance Shares
Earned by the Participant for a specific Performance
Period.

"Performance Shares Earned"- shall mean the product of the Performance Share Multiple multiplied by the Performance Share Grant.

"Restricted Period"- means the period of up to three
(3) years selected by the Committee during which a grant of Restricted Stock may be forfeited to the Company.

"Restricted Stock"- means shares of Common Stock contingently granted to a Participant under Sections
3, 4 or 5 of the Plan.

"Retirement Date" - means the actual date of retirement from the Company (i) for those Participants who have attained age 55 and have at least ten Years of Credited Service (as that term is defined in the Milacron Retirement Plan); or, (ii) as may be determined under a temporary early retirement program.

"Stock  Options"  -  means an Incentive Stock
Option and/or a Non-Qualified Stock Option granted under Section 2 of the Plan.

"Subsidiary"- means any corporation in which the Company possesses directly or indirectly fifty percent (50%) or more of the total combined voting power of all classes of its stock.

"Total Growth Rate"- shall mean the percentage increase in Earnings Per Share for threshold, target and maximum levels of attainment in the third year of the Performance Period divided by the Earnings Per Share in the year immediately prior to that Performance Period, and will be the result of the annual compound growth rate over the three year Performance Period.

1.3 Administration

The Plan shall be administered by the Committee, which shall at all times consist of three or more members. The Committee shall have sole and complete authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the operation of the Plan as it shall from time to time deem advisable, and to interpret the terms and provisions of the Plan.
The Committee's decisions are binding upon all parties.

1.4 Eligibility

All Employees who have demonstrated significant management potential or who have contributed in a substantial measure to the successful performance of the Corporation, as determined by the Committee, are eligible to be Participants in the Plan. Also, in instances where another corporation or other business entity is being acquired by the Company, and the Company has assumed outstanding employee option grants and/or the obligation to make future or potential grants under a prior existing plan of the acquired entity, adjustments are permitted at the discretion of the Committee subject to Section 1.5(a) below.
Awards to Employees are made at the discretion of the Committee. Non-Employee Directors shall also participate pursuant to Section 5 herein.


1.5 Shares Reserved

(a) There shall be reserved for grant pursuant to the Plan a total of 2,000,000 shares of Common
Stock. In the event that (i) a Stock Option expires or is terminated unexercised as to any shares covered thereby, or (ii) Restricted Stock grants, are forfeited or unearned for any reason under the Plan, such shares shall thereafter be again available for grant pursuant to the Plan.

(b) In the event of any change in the outstanding shares of Common Stock by reason of any stock dividend or split, recap italization, merger, consolidation, spin-off, combination or exchange of shares or other corporate change, or any distri butions to common shareholders other than cash dividends, the Committee shall make such substitution or adjustment, if any, as it deems to be equitable, as to the number or kind of shares of Common Stock or other securities granted or reserved for grant pursuant to the Plan, the number of outstanding Stock Options and the option price thereof, and the number of payable Performance Share Grants and shares of Restricted Stock.

1.6 Change of Control

A  "Change of Control" shall be deemed to have
occurred  if  and when (a) any person (as such term
is defined in Section 13(d) of the   Exchange
Act),  corporation  or  other   entity,   which
theretofore beneficially owned securities representing less than twenty percent of the voting power of the Company in the election of directors, acquires, in a transaction or series of transactions, outstanding securities of the Company when, added to the voting power previously held, entitles such person to exercise more than twenty percent of the total voting power of the Company in the election of directors (the formation of a syndicate or group of existing shareholders not being deemed to constitute such an acquisition);
(b) the Board of Directors (or, if approval of the Board of Directors is not required as a matter of law, the stockholders of the Company) shall approve (1) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of Common Stock would be converted into cash, securities or other property, other than a merger of the Company in which the holders of Common Stock immediately prior to the merger have the same proportionate ownership of common stock of the surviving corporation immediately after the merger, or (2) any sale, lease, exchange, or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company, or (3) the adoption of any plan or proposal for the liquidation or dissolution of the Company; or (c) any person (as such term is defined in Section
13(d) of the Exchange Act), corporation or other entity other than the Company shall make a tender or exchange offer to acquire any Common
Stock or securities convertible into Common Stock for cash, securities or any other consideration if, after giving effect to the acquisition of all Common Stock or securities sought pursuant to such offer, such person, corporation or other entity would become the "beneficial owner" (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of thirty percent or more of the outstanding Common Stock (calculated as provided in paragraph (d) of such Rule 13d-3 in the case of rights to acquire Common Stock);
provided, that at least ten percent of such Common
Stock or securities sought pursuant to such offer is acquired.

In  the event of a Change of Control of the Company
(i) all time periods relating to the exercise or realization of Awards shall be accelerated so that such Awards may be exercised or realized in full beginning immediately following the Change of Control and extending for the remaining normal exercise period, and (ii) all Performance Share
Grants eligible to  be  earned  for  the outstanding
Performance Cycle will be immediately payable in full in cash.

1.7 Withholding

The Corporation shall have the right to deduct from all amounts paid in cash any taxes required by law to be withheld therefrom. In the case of payments of Awards in the form of Common Stock, the amount of any taxes required to be withheld with respect to such Common Stock from the Participant may, at the Committee's discretion, be paid in cash, by tender by the Employee of the number of shares of Common
Stock whose Fair Market Value equals the amount required to be withheld or, except for Non-Employee
Directors receiving Awards of Common Stock pursuant to Section 5 herein, use of the Company's Key
Employee Withholding Tax  Loan Program.

1.8 Nontransferability

No Award shall be assignable or transferable except by will or the laws of descent and distribution, and no right or interest of any Participant shall be subject to any lien, obligation or liability of the Participant.

1.9 No Right to Employment

No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Corporation. Further, the Corporation expressly reserves the right at any time to dismiss a Participant free from any liability, or any claim under the Plan, except as provided herein or in a Stock Option or Restricted Stock agreement.

1.10 Construction of the Plan

The validity, construction, interpretation, administration and effect of the Plan and of its rules and regulations, and rights relating to the Plan, shall be determined solely in accordance with the laws of Ohio.

1.11 Amendment

(a)  The Board of Directors may amend, suspend or
terminate  the Plan  or  any  portion  thereof at
any time,  provided  that  no amendment shall be
made without stockholder approval which shall (i)
increase (except as provided in Section 1.5(b)
hereof)  the total  number of shares reserved for
grant pursuant to the Plan, (ii)  change the class
of Employees eligible to be Participants, (iii)
decrease the minimum option prices stated in Section
2.1 hereof  (other  than  to change the manner of
determining  Fair Market Value to conform to any
then applicable provision of  the Code  or
regulations thereunder) (iv) extend the maximum
period during  which  Non-Qualified Stock Options
or  Incentive  Stock Options  may be exercised, or
(v) reduce the restriction  period for  Restricted
Stock Awards (except as provided in Section  1.6
hereof).

(b)  With  the  consent  of the Participant
adversely affected thereby, the Committee may amend or modify any outstanding Award in any manner not inconsistent with the terms of the Plan, including without limitation, to change the form of payment or the date or dates as of which (i) a Stock Option becomes exercisable, (ii) the restrictions on shares of Restricted Stock are removed, or (iii) a Performance Share Grant is payable.

1.12 Authority of Committee
Subject to the provisions of the Plan, the Committee shall have the sole and complete authority to determine the Employees to receive Awards, and:

(a)  Stock Options. The number of shares to be
covered  by  each Stock  Option  and the conditions
and limitations,  if  any,  in addition  to  those
set forth in Section 2.2 hereof,  applicable to  the
exercise of the Stock Option shall be determined by
the Committee.  The  Committee shall have  the
authority  to  grant Incentive  Stock  Options,  or
to  grant  Non-Qualified   Stock Options,  or to
grant both types of Stock Options. In the case of Incentive Stock Options, the maximum aggregate Fair
Market Value (at the date of grant) of the shares, under this Plan or any other plan of the Company or a corporation which (at the date of grant) is a parent of the Company or a Subsidiary, which are exercisable by an Employee for the first time during any calendar year shall not exceed $100,000 or, if different, the maximum limitation in effect at the time of grant under Section 422 of the Code, or any successor provision.

(b)  Restricted Stock. The number of shares of
Restricted  Stock to be  granted  to  each
Participant,  the  duration  of  the Restricted
Period during which and the conditions  under  which
the  Restricted Stock may be forfeited to the
Company,  and  the terms and conditions of the Award
in addition to those contained in  Section  3.1
shall be determined by the Committee. Such determinations shall be made by the Committee at the time of the grant.

1.13 Effective Dates

The Plan shall be effective on December 29, 1996, and shall expire on the earlier of (i) a date determined by the Board of Directors, or (ii) the full use of the shares reserved for grant pursuant to the Plan, provided however, that the Plan shall be null and void unless approved at the 1997 annual meeting of the shareholders of the Company.

1.14 Government and Other Regulations

The  obligation of the Company with respect to
Awards  shall  be subject  to all applicable laws,
rules and regulations and  such approvals  by  any
governmental agencies as  may  be  required,
including,   without  limitation,  the
effectiveness of any registration statement required under the Securities Act of 1933, and the rules and regulations of any securities exchange on which the Common Stock may be listed.
For so long as the Common Stock is registered under the Exchange Act, the Company shall use its reasonable efforts to comply with any legal requirements (a) to maintain a registration statement in effect under the Securities Act of 1933 with respect to all shares of Common Stock that may be issued to Holders under the Plan, and
(b) to file in a timely manner all reports required to be filed by it under the Exchange Act.


1.15 Non-Exclusivity

Neither the adoption of the Plan by the Board of Directors nor the submission of the Plan to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board of Directors to adopt such other incentive arrangements as it may deem desirable including, without limitation, the granting of stock options and the awarding of stock and cash otherwise than under the Plan, and such arrangements may be either generally applicable or applicable only in specific cases.


1.16 Forfeiture Provision

If   the   Employee  has  (i)  used  for  profit  or
disclosed confidential information or trade secrets of the Company to unauthorized persons, or (ii) breached any contract with or violated any legal obligations to the Company, or (iii) failed to make himself or herself available to consult with, supply information to, or otherwise cooperate with the Company at reasonable times and upon a reasonable basis, or (iv) engaged in any other activity which would constitute grounds for his or her discharge for cause by the Company or a Subsidiary, the Employee will forfeit all undelivered portions of an Award.

Section 2: STOCK OPTIONS

2.1 Option Price

The Committee shall establish the option price at the time each Stock Option is granted, which price shall not be less than 100% of the Fair Market
Value of the Common Stock on the  date  of grant.
The option price shall be subject to adjustment in accordance with the provisions of Section 1.5(b) hereof.

2.2 Exercise of Options

(a) Except as stated in Section 2.2(c), each Stock
Option by its terms shall require the Participant to remain in the continuous employ, or service to the Board of Directors if the individual is a Non-
Employee Director and awarded Stock Options under Section 5 herein, of the Corporation for at least two years from the date of grant of the Stock Option before any part of the Stock Option shall be exercisable. Non-Qualified Stock Options and Incentive Stock Options may not be exercisable later than ten years after their date of grant.

(b) Stock Options shall become exercisable in installments with twenty-five percent (25%) becoming exercisable upon the second anniversary of the date of grant of the Stock Option and additional increments of twenty-five percent (25%) of the Stock Option shall become exercisable on each anniversary thereafter until the entire Stock
Option is exercisable.

(c) In the event a Participant ceases to be an Employee or a Non-Employee Director as a result of his death, all time periods related to the exercise of any outstanding Stock Options shall be accelerated and the Stock Options shall become exercisable immediately following the Participant's death and extending for the remaining normal exercise period. In the event a Participant ceases to be an Employee or a Non-Employee Director upon the occurrence of his Retirement Date, Disability Date, or otherwise with the consent of the Committee, his Stock Options shall be exercisable as described in 2.2(b) above as if the individual had remained as an Employee or Non-
Employee Director and extending for the normal exercise period. The Committee may at any time and with regard to all Participants or any individual Participant accelerate time periods related to the exercise of any outstanding Stock
Options, and the Stock Option shall become exercisable immediately thereafter and extending for the remaining normal exercise period. In all other circumstances when a Participant ceases to be an Employee or a Non-Employee Director, his rights under all Stock Options shall terminate immediately.

(d) Each Stock Option shall be confirmed by a Stock Option agreement executed by the Company and by the Participant which agreement shall designate the Stock Options granted as Incentive Stock Options or NonQualified Stock Options. The option price of each share as to which an Option is exercised shall be paid in full five (5) days from the date of such exercise, but in no event shall the shares issued pursuant to said option exercise be delivered to the Participant until said payment has been received by the Company. Such payment shall be made in cash, by tender of shares of Common Stock owned by the Participant valued at Fair
Market Value as of the date of exercise, subject to such limitations on the tender of Common Stock as the Committee may impose, pursuant to the provisions of the Company's Key Employee Stock
Option Loan Program, if applicable, (or any other loan program or arrangement which may be established by the Company under this Plan, or otherwise) or by a combination of the foregoing.

2.3 Maximum Number of Shares
The maximum number of shares that may be granted to any Participant under all Stock Option
Awards under this Plan during any one year shall not exceed 100,000 shares.

Section 3: RESTRICTED STOCK GRANTS

3.1 The terms and conditions regarding Restricted
Stock grants are as follows:

(a)  Shares  of  Restricted Stock may  not  be
sold,  assigned, transferred, pledged or otherwise
encumbered, except  as  herein provided,  during the
Restricted Period. Certificates issued  in respect
of shares of Restricted Stock shall be registered in
the name  of the Participant and deposited by him,
together  with  a stock  power  endorsed  in  blank,
with  the  Company.  At  the expiration  of the
Restricted Period, the Company shall  deliver such
certificates   to   the   Participant   or   his
legal representative, except that the Participant may defer receipt of his Restricted Stock under terms established by the Committee by extending the Restricted Period.

(b) Except as provided in subsection (a) hereof, the Participant shall have all the rights of a holder of Common Stock, including but not limited to the rights to receive dividends and to vote during the Restricted Period.

(c)  In  the event a Participant ceases to be an
Employee  or  a Non-Employee Director during the
Restricted Period as  a  result of  his   death,
the  restrictions  imposed  hereunder shall
immediately  lapse  with respect to such  shares  of
Restricted Stock. In the event a Participant ceases
to be an Employee or  a Non-Employee Director during
the Restricted period and upon  the occurrence of
his Retirement Date, Disability Date, or with  the
consent  of  the  Committee, the restrictions
imposed  hereunder shall  continue as if the
individual had remained as an Employee or Non-
Employee Director. The Committee may at any time and
with regard  to all Participants or any individual
Participant  lapse any  restrictions imposed
hereunder with respect  to  shares  of Restricted
Stock.  In  all  other  circumstances  in  which   a
Participant  ceases to be an Employee or Non-
Employee Director, all shares of Restricted Stock shall thereupon be forfeited to the Company and the certificate or certificates representing such Restricted Stock shall be immediately canceled.

(d) Each grant shall be confirmed by a Restricted Stock agreement executed by the Company and by the Participant.

Section 4: PERFORMANCE SHARE GRANTS

(a)  Not  later than May 1 of each calendar year in
which  this Plan  is  in effect, the Committee may
make a Performance  Share Grant,  effective  as  of
the beginning  of  the  year,  to  any Participant
selected by the Committee. The Committee may make  a
Performance Share Grant to a Participant in any
given year which relates  to a Performance Period
already in progress.   In  such event,  (i) the
Performance Share Grant determined under Section
4(b) shall be prorated based on the remaining whole years of the relevant Performance Period as of the date of grant compared to the entire length of the relevant Performance Period, (ii) the Participant shall receive Restricted Shares immediately upon the date of grant, and, (iii) the Total Growth Rate and level of attainment factors determined by the Committee at the beginning of the relevant
Performance Period shall be used to determine the Participant's ultimate payout under Section 4(d) herein. If awarded not later than May 1, the Performance Share Grant shall relate back to the beginning of the year in which made for purposes of proration.

(b)  The  Committee shall, at the beginning of each
Performance Period  or  not  later  than 90 days
thereafter,  determine  the Performance  Share
Grant  to be made  to  each  Participant  in
Restricted Stock and establish the threshold, target
and maximum levels   of   attainment  for  Total
Growth  Rate  during   the Performance Period.

(c)   If  Earnings  Per  Share  during  the  third
year  of   a Performance  Period are equal to or
exceed the threshold  for  a Total  Growth  Rate set
by the Committee at the beginning  of  a Performance
Period, a Performance Share Multiple of  100%,  150%
or  200%  will  be  applied to the Performance Share
Grant. If Earnings Per Share are below the threshold level of attainment, the Performance
Share Multiple will be 0%. Below is  the  Total
Growth Rate and the threshold, target and maximum levels of attainment for the Initial Performance
Period.



Earnings Per Share      Total        Level of      Performance
Compounded              Growth       Attainment    Share
Annually                Rate                       Multiple
________________________________________________________________
Less than 12%          Less than
                       40.5%                             0%

At least 12%,          At least
but less than 15%      40.5% but     Threshold         100%
                       less than
                       52.1%

At least 15%,          At least      Target            150%
but less than 18%      52.1% but
                       less than
                       64.3%

Equal to or greater    64,3% or      Maximum           200%
than 18%               greater





(d) Payment for the value of Performance Shares Earned shall be made to a Participant not later than three months
following  the end  of a Performance Period. If the
threshold Total Growth Rate during the Performance Period is not attained in the third  year the  performance goals
attached to the Performance  Share  Grant will  not  have
been met and the Participant shall  forfeit  his Restricted
Stock.  Payment  related  to  a  Performance   Share
Multiple  of  100%  shall be the lapse of restrictions  for
the Participant's Performance Share Grant and he shall
receive  the certificate  for unrestricted ownership of such shares.  Payment related to that portion, if any, of a
Performance Share Multiple of  150%  or  200% shall be as
follows: a) for the  first  100%, payment shall be the
transfer of unrestricted share certificates as  a  result
of  the lapse of restrictions on the  Performance Share
Grant and b) for the 50% or 100% premium, payment shall be
an  amount of cash equal to the value of the Performance
Shares Earned  in excess of the 100% multiplied by the
average  of  the closing prices per share of the Common
Stock for the last month in  the  Performance Period. In
the event of a Change of Control (as  defined in Section 1.6), payment shall be made  as  if  the maximum  targets for the
three year performance period had been met and shall be paid within thirty days following the Change of Control. Such payment shall be in a cash amount  equal  to  the Performance  Share
Grant multiplied by the higher  of  (i)  the highest
average  of the high and low prices per  share  of  the
Common  Stock on any date within the period commencing  30
days prior to the Change in Control or (ii) if the Change in Control occurs as a result of a tender or exchange offer or consummation of a corporate transaction, the highest price paid per share of Common Stock pursuant thereto.

(e) The Committee may make adjustments from time to time in the Performance Share Multiple, in the Total Growth Rate or in Earnings Per Share in such reasonable manner as the Committee may determine to reflect (i) any increase or decrease in the number of issued shares of Common Stock of the Company resulting from a subdivision or consolidation of shares or any other capital adjustment, the payment of stock dividends or other increases or decreases in such shares effected without receipt of consideration by the Company, (ii) material changes in the Company's accounting practices or principles, the effect of which would be to cause inconsistency in reporting earnings per share, (iii) material acquisitions or dispositions, the effect of which would be to cause fluctuations in reported earnings per share which are not within the intent of the
Plan,  or  (iv) extraordinary,   unusual  and  nonrecurring
items   (such as restructuring  charges or a disposal of a
business)  which  are disclosed   in  the  published,
audited financial statements; provided, however, that no such adjustments shall be made to the extent that the Committee determines that the adjustment would cause payment in respect of Performance Share Grant to fail to be fully deductible by the Company on account of Section 162(m) of the Code.

(f) With respect to a Performance Share Grant, the Participant shall have the rights of a holder of Common Stock, including but not limited to the rights to receive dividends and to vote during the Restricted Period until such Participant ceases to be an Employee of the Corporation for any reason other than death or termination of Employment on a Disability Date or Retirement Date.

(g) In the event a Participant ceases to be an Employee upon the occurrence of his death, Retirement Date or Disability Date prior to the end of a Period, payment for the value of Performance Shares Earned shall be prorated for the amount of time the Participant remained an Employee compared to the length of the Performance Period, provided the Participant has completed at least the first full year of the Performance Period. In such event, any prorated payment for Performance Shares Earned shall be distributed in unrestricted share certificates
or  paid  in  cash  (depending  on   whether   the
threshold, target or maximum Total Growth Rate is attained) in accordance with Paragraphs (c) and (d) above. In all other circumstances in which a Participant ceases to be an Employee, Performance Share Grant shall terminate and no amounts shall be payable at any time.

(h)  If  there is an event constituting a Change of Control
(as defined   in   Section  1.6),  the  value  of  any
outstanding Performance   Share  Grant  shall  immediately
vest   in   the Participant  to  whom  such Performance
Share Grant has been awarded as of the date such Change of Control occurs and at the closing price per share of Common Stock on such date. Such value shall be equal to the maximum Performance Share Multiple multiplied by the Performance Share Grant.

Section 5: NON-EMPLOYEE DIRECTORS

(a) Each individual then serving as a Non-Employee Director shall receive a Non-Qualified Stock Option of 2,000 shares at or about the effective date of the Plan and at the beginning of each of the Company's fiscal years thereafter so long as the Plan is in effect. As a portion of their compensation, the Committee may also award to Non-Employee Directors shares of Restricted Stock, as it may determine, not to exceed 2,000 shares per individual every three years.